UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

___________________________________________________________

QMED, INC.

(Exact Name of Registrant as Specified in Charter)

___________________________________________________________

Delaware	0-11411	22-2468665
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification Number)

25 Christopher Way

Eatontown, New Jersey 07724

(Address of Principal Executive Offices) (Zip Code)

(732) 544-5544

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On April 14, 2008, the Company received a Nasdaq Staff Letter (the “Letter”) from Nasdaq, on which the Company’s common stock is listed (“Nasdaq”). The Letter indicated that the Staff of Nasdaq had determined that the Company no longer qualifies for inclusion of its common stock (the “Common Stock”) on The Nasdaq Stock Market. The Letter further noted that the Common Stock would be suspended from listing on The Nasdaq Stock Market on April 23, 2008, unless the Nasdaq Hearing Department has received a request for a hearing from the Company to appeal the decision of the Nasdaq Staff on or before 4:00 Eastern Time on April 21, 2008. The Letter also stated that the Staff of Nasdaq would also file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”), which will remove the Common Stock from listing and trading on The Nasdaq Stock Market.

In the Letter, the Staff of Nasdaq noted several reasons to support its decision to suspend and delist the Common Stock. As previously reported by the Company in its reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the Staff of Nasdaq has previously notified the Company over the past five months that: (1) the bid price of the Common Stock had closed at less than $1.00 per share for a period of at least 30 consecutive business days, causing the Company to fail to be in compliance with Nasdaq’s Marketplace Rule 4310(c)(4); (2) the resignations of certain members of the board of directors of the Company, including certain board Audit Committee members, causing the Company to fail to be in compliance with Nasdaq’s Marketplace Rules 4350(c)(1) and 4350(d)(2); and (3) the Company’s decision, in view of its immediate need for working capital, among other factors, to complete the Financing described in its Current Report on Form 8-K filed March 26, 2008 with the SEC, causing the Company, in the view of the Nasdaq Staff, to fail to comply with Nasdaq’s Marketplace Rule 4350(i)(1)(A) (shareholder approval) and Marketplace Rule 4300.

The Company has determined to file a request for hearing on this matter with the Nasdaq Hearing Department. A press release of the Company relating to the Letter is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01           Financial Statements and Exhibits.

(c)	Exhibits
99.1	Form of press release of the Company concerning Letter from the Staff of the Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QMED, INC.

By: /s/ William T. Schmitt, Jr.

William T. Schmitt, Jr.

Senior Vice President, Treasurer

& Chief Financial Officer

Date:	April 18, 2008